SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 30, 2002

EQUIFAX INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	1-6605	58-0401110
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable
(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 99.1	Press Release issued by Moody’s Investors Service regarding Equifax’s corporate credit rating dated, October 29, 2002.

Item 9.    Regulation FD Disclosure.

On October 29, 2002, Moody’s Investors Service issued a press release affirming Equifax’s corporate credit rating and discussing its analysis to support such rating. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ PHILIP J. MAZZILLI
Name: Title:	Philip J. Mazzilli Chief Financial Officer

Dated:  October 30, 2002

Exhibit Index

The following exhibit is being filed with this report:

Exhibit No.	Description

99.1	Press Release issued by Moody’s Investors Service regarding Equifax’s corporate credit rating, dated October 29, 2002.